Power of Attorney
       KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints to be the undersigned's true and lawful attorney-in-fact, Sheila Moody and Hans
Pettit or any of them ("Attorney-In Fact"), and in the undersigned's name, place and stead to execute, acknowledge, deliver and file Forms 4 and 5 ( including amendments thereto) with respect to securities of The Colonial BancGroup, Inc.
(the "Company"), required to be filed with the Securities and Exchange
Commission, the New York Stock Exchange and The Colonial BancGroup, Inc.
pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Sarbanes-
Oxley Act of 2002, and any and all rules and regulations promulgated thereunder, granting to said Attorney-In-Fact full power and authority to perform all acts necessary or desirable for the completion of such purposes.
       The undersigned agrees that the Attorney-In-Fact may rely entirely on information furnished orally or in writing by the undersigned to such Attorney-
In-Fact. The undersigned also agrees to indemnify and hold harmless the Company and the Attorney-In-Fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the Attorney-In-Fact for purposes of executing, acknowledging, delivering, or filing Forms 4 or 5 (including amendments thereto) and agrees to reimburse the Company and the Attorney-In-Fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.
       The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.
       The undersigned agrees and represents to those dealing with its Attorney-
In-Fact, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such Attorney-In-Fact, delivered by registered mail or certified mail, return receipt requested.
WITNESS THE EXECUTION HEREOF this 9th day of June, 2005.
Sign Name: /s/ W. Flake Oakley
Print Name: W. Flake Oakley